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                                                                     EXHIBIT 21

                          EasyLink Services Corporation
                            (formerly Mail.com, Inc.)
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2000

Subsidiary                                            State of Incorporation

Mail.com Business Messaging Services, Inc.            Delaware
WORLD.com, Inc.                                       Nevada